[ARTICLE]      5
[LEGEND]
This schedule contains the Security Agreement dated November 25, 1996 by and between Advanced Environmental Systems, Inc. and Carylyn K. Bell.



	SECURITY AGREEMENT

	THIS SECURITY AGREEMENT made as of this 25th day of November, 1996 by and between Advanced Environmental Systems, Inc. ("Borrower") and Carylyn K. Bell ("Lender").

	RECITALS

     A. Pursuant to that certain Loan Agreement of even date herewith (the "Loan Agreement") executed by and between Borrower and Lender, Lender agreed to make a Loan (this and all other capitalized terms not otherwise defined in this Security Agreement and defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement) to Borrower of $425,000, subject to the terms and conditions set forth in the Loan Agreement.

     B. One of the conditions precedent to the consummation of the transactions contemplated by the Loan Agreement is the execution by Borrower of this Security Agreement.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Borrower and Lender agree as follows:

    1. Collateral. As used herein, "Collateral" shall mean the claims for the Tax Refunds and all proceeds thereof and all books and records of Borrower relating thereto, whether now owned or hereafter acquired by Borrower.

     2. Grant of Security Interest. To secure payment and performance of the Obligations, Borrower hereby pledges and grants to Lender a security interest in the Collateral, which pledge and security interest Borrower acknowledges are coupled with an interest.

     3. Representations and Warranties. Borrower hereby represents and warrants to Lender that:

            a.  Borrower is the legal and beneficial owner of such Collateral;

            b. This Security Agreement creates a valid first priority security interest in the Collateral in favor of Lender;

            c. None of the Collateral is subject to any security interest of any kind whatsoever, except for the security interest in such Collateral granted to Lender hereby; and

            d.  Until the termination of this Agreement,Borrower:

                   (1) will not create or permit to exist any security interest uponor with respect to such Collateral, except for the security interest thereon granted to Lender by this Security Agreement; and

                   (2) will not sell, transfer, convey, assign, or otherwise divest its interests in such Collateral, or any part thereof, to any other person.

	    4.	Default and Remedies.

            4.1 The breach by Borrower of any of its representations and warranties set forth in Section 3 of this Agreement or the occurrence and continuation of an Event of Default together with an Acceleration under the Note shall constitute an Event of Default hereunder.

            4.2 If an Event of Default shall occur and be continuing hereunder, Lender shall have all rights of a secured party under the Uniform Commercial Code as in effect in Colorado from time to time.

Following an Event of Default, subject to applicable law, Borrower hereby irrevocably constitutes and appoints Lender its attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such attorney-in-fact is coupled with an interest and is irrevocable.

      5. Termination of Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Obligations.

     	6.	Miscellaneous.

           6.1 Subject to the terms of the Loan Agreement, Borrower further agrees that if an Event of Default hereunder has occurred and is continuing, Lender may exercise its rights and remedies hereunder. The obligations of Borrower under this Security Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected, by:

                 6.1.1 Any amendment or modification of or supplement to any of the Loan Documents;

                 6.1.2 The granting of any postponements or extensions for time of payment or other indulgences to Borrower or any other person, or the settlement or adjustment of any claim or the release or discharge or substitution of any person primarily or secondarily liable with respect to any of the Obligations;

                 6.1.3 The institution of any bankruptcy, insolvency, debt agreement, readjustment, composition, receivership or liquidation proceedings by or against Borrower or Guarantor; or

                6.1.4 Any other circumstance which otherwise might constitute a defense to, or a discharge of Borrower with respect to the Obligations.

           6.2 Each and every right, remedy and power granted to Lender hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender, from time to time, concurrently or independently and as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lender's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Lender's rights hereunder shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

          6.3 Any modification or waiver of any provision of this Security Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

         6.4 Borrower agrees that at any time, and from time to time, after the execution and delivery of this Security Agreement, upon the request of Lender and at its own expense, it promptly will execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to effect fully the purposes of this Security Agreement and to subject to the security interest created hereby any property intended by the provisions hereof to be covered hereby.

         6.5 Borrower agrees that it will warrant, preserve, maintain and defend, at the expense of Borrower, the right, title and interest of Lender in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons, other than such claims, charges and demands which arise out of acts of Lender or are permitted pursuant to the Loan Agreement.

        6.6 All notices and communications under this Loan Agreement shall be in writing and shall be delivered in accordance with the Loan Agreement.

        6.7 In the event that any provision of this Security Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by an court or other governmental body, this Security Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

        6.8 This Security Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties.

        6.9 The validity, construction and performance of this Security Agreement shall be governed in all respects by the laws of the State of Colorado.

        6.10 Time for the performance of Borrower's obligations under this Security Agreement is of the essence of this Security Agreement.

        6.11 This Security Agreement may be signed, including by facsimile signatures, in counterparts which, together, shall constitute one and the same original.

IN WITNESS WHEREOF, Borrower and Lender have caused this Security
Agreement to be executed as of the date first written above.

						BORROWER:

				ADVANCED ENVIRONMENTAL SYSTEMS, INC.


						By:	/s/ Gary L. Schmitt
							Authorized Officer

						LENDER:


						/s/ Carylyn K. Bell
						Carylyn K. Bell, individually